Exhibit 99.1

BED BATH & BEYOND INC. REPORTS RESULTS

FOR FISCAL FIRST QUARTER

•      Net Earnings per Diluted Share of $.72

•      Quarterly Net Sales Increase by Approximately 9.7%

•      Quarterly Comparable Store Sales Increase by Approximately 7.0%

•      Modeling Fiscal Second Quarter 2011 Net Earnings per Diluted Share of Approximately $.77 to $.82

•      Full Year Net Earnings per Diluted Share Modeled to Increase Approximately 15% to 20%; Previously Modeled at Approximately 10% to 15%

UNION, New Jersey, June 22, 2011 –– Bed Bath & Beyond Inc. today reported net earnings of $.72 per diluted share ($180.6 million) in the fiscal first quarter ended May 28, 2011, an increase of approximately 38% versus net earnings of $.52 per diluted share ($137.6 million) in the same quarter a year ago.  Net sales for the fiscal first quarter of 2011 were approximately $2.110 billion, an increase of approximately 9.7% from net sales of approximately $1.923 billion reported in the fiscal first quarter of 2010.  Comparable store sales in the fiscal first quarter of 2011 increased by approximately 7.0%, compared with an increase of approximately 8.4% in last year’s fiscal first quarter.

During the fiscal first quarter of 2011, the Company repurchased approximately $245 million of its common stock representing approximately 4.8 million shares. This included the completion of the $1 billion share repurchase program authorized in 2007.  As of May 28, 2011, the balance remaining of the share repurchase program authorized in December 2010 was approximately $1.892 billion dollars.

The Company is now modeling net earnings per diluted share to be approximately $.77 to $.82 for the fiscal second quarter of 2011 and to increase by approximately 15% to 20% for all of fiscal 2011.

As of May 28, 2011, the Company had a total of 1,142 stores, including 984 Bed Bath & Beyond stores in all 50 states, the District of Columbia, Puerto Rico and Canada, 66 Christmas Tree Shops stores, 47 buybuy BABY stores and 45 stores under the names of Harmon or Harmon Face Values.  During the fiscal first quarter, the Company opened three Bed Bath & Beyond stores and two buybuy BABY stores and closed one Bed Bath & Beyond store and one Harmon store. Consolidated store space as of May 28, 2011 was approximately 35.2 million square feet. Since the beginning of the second quarter of fiscal 2011 on May 29, 2011, one additional Bed Bath & Beyond store, one Christmas Tree Shops store and five buybuy BABY stores have been opened.  In addition, the Company is a partner in a joint venture which operates two stores in the Mexico City market under the name “Home & More.”

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Bed Bath & Beyond Inc. and subsidiaries (the “Company”) is a chain of retail stores, operating under the names of Bed Bath & Beyond, Christmas Tree Shops, Harmon, Harmon Face Values and buybuy BABY.  In addition, the Company is a partner in a joint venture which operates retail stores in Mexico under the name “Home & More.”  The Company sells a wide assortment of domestics merchandise and home furnishings.  Domestics merchandise includes categories such as bed linens and related items, bath items and kitchen textiles.  Home furnishings include categories such as kitchen and tabletop items, fine tabletop, basic housewares, general home furnishings, consumables and certain juvenile products.  Shares of Bed Bath & Beyond Inc. are traded on NASDAQ under the symbol “BBBY” and are included in the Standard and Poor’s 500 and Global 1200 Indices and the NASDAQ-100 Index.  The Company is counted among the Fortune 500 and the Forbes 2000.

This press release may contain forward-looking statements.  Many of these forward-looking statements can be identified by use of words such as may, will, expect, anticipate, approximate, estimate, assume, continue, model, project, plan, and similar words and phrases.  The Company’s actual results and future financial condition may differ materially from those expressed in any such forward-looking statements as a result of many factors that may be outside the Company’s control. Such factors include, without limitation: general economic conditions including the housing market, a challenging overall macroeconomic environment and related changes in the retailing environment, consumer preferences and spending habits; demographics and other macroeconomic factors that may impact the level of spending for the types of merchandise sold by the Company; unusual weather patterns; competition from existing and potential competitors; competition from other channels of distribution; pricing pressures; the cost of labor, merchandise and other costs and expenses; the ability to find suitable locations at acceptable occupancy costs to support the Company’s expansion program; the impact of failed auctions for auction rate securities held by the Company; disruptions to the Company’s information technology systems including but not limited to security breaches of the Company’s systems protecting consumer and employee information; changes to statutory, regulatory and legal requirements; changes to, or new, tax laws or interpretation of existing tax laws; and changes to, or new, accounting standards including, without limitation, changes to lease accounting standards.  The Company does not undertake any obligation to update its forward-looking statements.

INVESTOR CONTACTS:

Kenneth C. Frankel                                    (908) 855-4554

Eugene A. Castagna                                   (908) 855-4110

BED BATH & BEYOND INC. AND SUBSIDIARIES

Consolidated Statements of Earnings

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	May 28,	May 29,
	2011	2010

Net sales	$2,109,951	$1,923,051

Cost of sales	1,252,379	1,148,015

Gross profit	857,572	775,036

Selling, general and administrative expenses	568,624	549,642

Operating profit	288,948	225,394

Interest income	552	516

Earnings before provision for income taxes	289,500	225,910

Provision for income taxes	108,922	88,357

Net earnings	$180,578	$137,553

Net earnings per share - Basic	$0.74	$0.53
Net earnings per share - Diluted	$0.72	$0.52

Weighted average shares outstanding - Basic	245,546	259,400
Weighted average shares outstanding - Diluted	249,799	263,638

BED BATH & BEYOND INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, unaudited)

	May 28,	May 29,
	2011	2010

Assets

Current assets:
Cash and cash equivalents	$1,228,973	$1,083,985
Short term investment securities	603,901	560,174
Merchandise inventories	2,083,008	1,846,140
Other current assets	363,665	292,054

Total current assets	4,279,547	3,782,353

Long term investment securities	118,343	133,835
Property and equipment, net	1,108,621	1,103,367
Other assets	311,022	341,471

	$5,817,533	$5,361,026

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	$844,247	$678,685
Accrued expenses and other current liabilities	301,477	271,193
Merchandise credit and gift card liabilities	192,250	175,404
Current income taxes payable	111,418	89,400

Total current liabilities	1,449,392	1,214,682

Deferred rent and other liabilities	304,465	257,312
Income taxes payable	127,899	105,813

Total liabilities	1,881,756	1,577,807

Total shareholders’ equity	3,935,777	3,783,219

	$5,817,533	$5,361,026

BED BATH & BEYOND INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands, unaudited)

	Three Months Ended
	May 28,	May 29,
	2011	2010

Cash Flows from Operating Activities:

Net earnings	$180,578	$137,553
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	44,221	45,013
Stock-based compensation	13,717	11,836
Tax benefit from stock-based compensation	(3,897)	(2,679)
Deferred income taxes	(14,042)	(1,303)
Other	(454)	(304)
(Increase) decrease in assets:
Merchandise inventories	(114,101)	(86,437)
Trading investment securities	(1,670)	(1,139)
Other current assets	(10,726)	(19,122)
Other assets	399	128
Increase (decrease) in liabilities:
Accounts payable	139,926	77,767
Accrued expenses and other current liabilities	(5,558)	(10,681)
Merchandise credit and gift card liabilities	(811)	2,600
Income taxes payable	26,605	7,957
Deferred rent and other liabilities	4,147	11,094

Net cash provided by operating activities	258,334	172,283

Cash Flows from Investing Activities:

Purchase of held-to-maturity investment securities	(365,491)	(377,860)
Redemption of held-to-maturity investment securities	365,625	217,520
Redemption of available-for-sale investment securities	7,050	30,850
Capital expenditures	(33,142)	(39,032)

Net cash used in investing activities	(25,958)	(168,522)

Cash Flows from Financing Activities:

Proceeds from exercise of stock options	57,629	68,364
Excess tax benefit from stock-based compensation	249	962
Repurchase of common stock, including fees	(244,868)	(85,202)

Net cash used in financing activities	(186,990)	(15,876)

Net increase (decrease) in cash and cash equivalents	45,386	(12,115)

Cash and cash equivalents:
Beginning of period	1,183,587	1,096,100
End of period	$1,228,973	$1,083,985